Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Annual Report of Ecologix Resource Group. Inc.; on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission (the “Report”), Jason Fine , Principal Executive Officer of the Company, does hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

       (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:  /s/ Jason Fine

Name: Jason Fine
Principal Executive Officer,
Principal Financial/Accounting Officer
May 17, 2010